As filed with the Securities and Exchange Commission on February 27, 2017

Registration No. 333-198318

Registration No. 333-187618

Registration No. 333-183065

Registration No. 333-174249

Registration No. 333-166391

Registration No. 333-163448

Registration No. 333-161906

Registration No. 333-151374

Registration No. 333-117890

Registration No. 333-88208

Registration No. 333-65804

Registration No. 333-50722

Registration No. 333-50718

Registration No. 333-31094

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-198318

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-187618

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-183065

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-174249

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-166391

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-163448

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-161906

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-151374

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-117890

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-88208

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-65804

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-50722

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-50718

Post-Effective Amendment No. 2 to Form S-8 Registration Statement No. 333-31094

INTERSIL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	59-3590018
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1001 Murphy Ranch Road, Milpitas, California 95035

(Address of Principal Executive Offices, including zip code)

Intersil Corporation Amended and Restated 2008 Equity Compensation Plan

Intersil Corporation Employee Stock Purchase Plan (As Amended)

DSU Inducement Award Agreement by and between Intersil Corporation and the Executive Named Therein

Techwell, Inc. 2006 Stock Incentive Plan

The Intersil Corporation 2008 Equity Compensation Plan (as amended and restated from time to time)

The Intersil Corporation Employee Stock Purchase Plan

Intersil Corporation 2008 Equity Compensation Plan

Xicor, Inc. 1998 Employee Stock Purchase Plan

Xicor, Inc. 1990 Incentive and Non-incentive Stock Option Plan

Xicor, Inc. 1998 Nonstatutory Stock Option Plan

Xicor, Inc. 2002 Stock Option Plan

Xicor, Inc. 2000 Director Option Plan

Xicor, Inc. 1995 Director Option Plan

Elantec Semiconductor, Inc. 1983 Stock Option Plan

Elantec Semiconductor, Inc. 1994 Equity Incentive Plan

Elantec Semiconductor, Inc. 1995 Employee Stock Purchase Plan

Elantec Semiconductor, Inc. 1995 Equity Incentive Plan

Elantec Semiconductor, Inc. 2001 Equity Incentive Plan

Intersil Corporation 1999 Equity Compensation Plan

Employee Stock Option Plan of No Wires Needed B.V.

Sicom, Inc. 1985 Incentive Stock Option Plan

Sicom, Inc. 1996 Equity Incentive Plan

Option issued to Robert W. Putnam

Intersil Holding Corporation Employee Stock Purchase Plan

Intersil Holding Corporation 1999 Equity Compensation Plan

(Full title of the plan)

Andrew S. Hughes

Vice President, General Counsel & Corporate Secretary

Intersil Corporation

1001 Murphy Ranch Road

Milpitas, California 95035

(Names and address of agent for service)

(408) 432-8888

(Telephone number, including area code, of agent for service)

Copy to:

Daniel Mitz

Jones Day

1755 Embarcadero Road

Palo Alto, CA 94303

(650) 739-3939

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment relates to the following Registration Statements of Intersil Corporation, a Delaware Corporation (the “Company”), on Form S-8 (collectively, the “Registration Statements”) filed by the Company with the Securities and Exchange Commission:

•	Registration Statement No. 333-198318, registering 12,000,000 shares of the Company’s Class A common stock, $0.01 par value (“Common Stock”), for issuance under the Intersil Corporation Amended and Restated 2008 Equity Compensation Plan (the “2008 Plan”), and registering 2,500,000 shares of Common Stock for issuance under the Intersil Corporation Employee Stock Purchase Plan (As Amended) (the “ESPP”);

•	Registration Statement No. 333-187618, registering 433,000 shares of Common Stock for issuance under the DSU Inducement Award Agreement by and between the Company and the Executive Named Therein;

•	Registration Statement No. 333-183065, registering 5,500,000 shares of Common Stock for issuance under the 2008 Plan, and registering 2,000,000 shares of Common Stock for issuance under the ESPP;

•	Registration Statement No. 333-174249, registering 7,500,000 shares of Common Stock for issuance under the 2008 Plan;

•	Registration Statement No. 333-166391, registering 223,850 shares of Common Stock for issuance under the Techwell, Inc. 2006 Stock Incentive Plan, and registering 3,828,466 shares of Common Stock for issuance under the 2008 Plan;

•	Registration Statement No. 333-163448, registering 7,011,627 shares of Common Stock for issuance under the 2008 Plan;

•	Registration Statement No. 333-161906, registering 2,000,000 shares of Common Stock for issuance under the ESPP;

•	Registration Statement No. 333-151374, registering 12,300,000 shares of Common Stock for issuance under the 2008 Plan, and registering 875,364 shares of Common Stock for issuance under the ESPP;

•	Registration Statement No. 333-117890, registering 296,049 shares of Common Stock for issuance under the Xicor, Inc. 1998 Employee Stock Purchase Plan, registering 945,775 shares of Common Stock for issuance under the Xicor, Inc. 1990 Incentive and Non-incentive Stock Option Plan, registering 3,634,901 shares of Common Stock under the Xicor, Inc. 1998 Nonstatutory Stock Option Plan, registering 1,482,666 shares of Common Stock for issuance under the Xicor, Inc. 2002 Stock Option Plan, registering 209,691 shares of Common Stock for issuance under the Xicor, Inc. 2000 Director Option Plan, and registering 9,660 shares of Common Stock for issuance under the Xicor, Inc. 1995 Director Option Plan;

•	Registration Statement No. 333-88208, registering 25,426 shares of Common Stock for issuance under the Elantec Semiconductor, Inc. 1983 Stock Option Plan, registering 143,289 shares of Common Stock for issuance under the Elantec Semiconductor, Inc. 1994 Equity Incentive Plan, registering 28,587 shares of Common Stock under the Elantec Semiconductor, Inc. 1995 Employee Stock Purchase Plan, registering 7,216,294 shares of Common Stock for issuance under the Elantec Semiconductor, Inc. 1995 Equity Incentive Plan, and registering 1,668,275 shares of Common Stock for issuance under the Elantec Semiconductor, Inc. 2001 Equity Incentive Plan;

•	Registration Statement No. 333-65804, registering 10,000,000 shares of Common Stock for issuance under the Intersil Corporation 1999 Equity Compensation Plan;

•	Registration Statement No. 333-50722, registering 400,000 shares of Common Stock for issuance under the Employee Stock Option Plan of No Wires Needed B.V.;

•	Registration Statement No. 333-50718, registering 12,000 shares of Common Stock for issuance under the Sicom, Inc. 1985 Incentive Stock Option Plan, registering 455,000 shares of Common Stock for issuance under the Sicom, Inc. 1996 Equity Incentive Plan, and registering 133,000 shares of Common Stock for issuance under the Option Issued to Robert W. Putnam; and

•	Registration Statement No. 333-31094, registering 7,500,000 shares of Common Stock for issuance under the Intersil Holding Corporation 1999 Equity Compensation Plan, and registering 1,333,334 shares of Common Stock for issuance under the Intersil Holding Corporation Employee Stock Purchase Plan.

On February 24, 2017, pursuant to an Agreement and Plan of Merger, dated as of September 12, 2016, by and among Renesas Electronics Corporation (“Renesas”), Chapter One Company (“Merger Sub”), a direct wholly-owned subsidiary of Renesas, and the Company, Merger Sub merged with and into the Company, with the Company surviving as a direct wholly-owned subsidiary of Renesas (the “Merger”).

As a result of the Merger, the Company has terminated all offerings of the Company’s securities pursuant to its existing registration statements under the Securities Act of 1933, including the Registration Statements. In accordance with undertakings made by the Company in the Registration Statements to remove from registration, by means of a post-effective amendment, any of the securities that had been registered for issuance that remain unsold at the termination of the offering, the Company hereby removes from registration all of such securities of the Company registered but unsold under the Registration Statements, if any.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to the Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milpitas, State of California, on February 27, 2017.

INTERSIL CORPORATION.

By:	/s/ Andrew Hughes
Andrew Hughes Vice President, General Counsel and Secretary

Note: No other person is required to sign this Post-Effective Amendment to the Registration Statements in reliance on Rule 478 of the Securities Act of 1933, as amended.